   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998
                                                    REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   CYRK, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

                      DELAWARE                                                   04-3081657
          (State or other jurisdiction of                            (IRS Employer Identification No.)
           incorporation or organization)

                  3 POND ROAD, GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                               GREGORY P. SHLOPAK
                                   CYRK, INC.
                  3 POND ROAD, GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    COPY TO:

                               CAMERON READ, ESQ.
                             CHOATE, HALL & STEWART
                                 EXCHANGE PLACE
                                53 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 248-5000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                        PROPOSED
                                                                     PROPOSED           MAXIMUM
                                                                     MAXIMUM           AGGREGATE
           TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE  PER    OFFERING           AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED          SHARE(1)           PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value................       200,000             $9.75           $1,950,000           $575.25
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on September 25, 1998 as reported on the Nasdaq National Market.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.
================================================================================

PROSPECTUS

                                 200,000 SHARES

                                  [CYRK LOGO]

                                  COMMON STOCK


                            ------------------------


     The 200,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Cyrk, Inc. (the "Company" or the "Registrant") covered by this Prospectus (the "Shares") are being offered by Interpublic Group of Companies, Inc. (the "Selling Shareholder").

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE THREE.

     The Selling Shareholder and its agents, donees, distributees, pledgees and other successors in interest may sell the Shares from time to time in one or more transactions. The Shares may be sold on the Nasdaq National Market, or otherwise, at market prices then prevailing or in negotiated transactions. The Shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. For information regarding the Selling Shareholder and the plan of distribution of the Shares offered hereby, see "Selling Shareholder" and "Plan of Distribution".

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. See "Use of Proceeds".

     The Common Stock of the Company is listed on the Nasdaq National Market under the symbol "CYRK." On September 25, 1998, the last reported sale price of Common Stock on the Nasdaq National Market was $9.75 per share.


                            ------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be obtained from the Commission's web site at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1998.

          3. The Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1998.

          4. The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-75320), including all amendments and reports amending such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus, any Prospectus supplement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any Prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference in this Prospectus, other than exhibits to such documents

(unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Patricia J. Landgren, Secretary, Cyrk, Inc., 3 Pond Road, Gloucester, Massachusetts 01930. Telephone
(978) 283-5800.

     Certain information contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements, contained in one or more documents incorporated or deemed to be incorporated by reference in this Prospectus; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

                                  THE COMPANY

     The principal executive offices of the Company are located at 3 Pond Road, Gloucester, Massachusetts 01930 (telephone (978) 283-5800).

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus. In particular, potential investors are advised that statements contained herein or incorporated by reference into this Prospectus expressing the beliefs and expectations of management regarding the Company's future results or performance are forward looking statements based on current expectations that involve a number of risks and uncertainties. The following factors describe certain market risks associated with an investment in the Common Stock and various of the risks and uncertainties which could cause actual results to differ materially from management expectations.

DEPENDENCE ON PRINCIPAL CUSTOMERS

     In recent years, the Company's business has been heavily dependent on purchases of promotional products by certain key customers including, but not limited to, Philip Morris Incorporated ("Philip Morris") and the Pepsi-Cola Company ("Pepsi"). Additionally, the business of the Company's subsidiary, Simon Marketing, Inc. ("Simon"), is heavily dependent on purchases of promotional products and services by McDonald's Corporation or its franchisees ("McDonald's") for which it receives an annual fee. The loss of any of these customers or a significant reduction in their level of purchases from the Company without an offsetting increase in purchases by new or other existing customers would have a material adverse effect on the Company's business and results of operations. The Company's agreements with Pepsi were terminated in December of 1997 and the Company expects the volume of its business with Pepsi in the future to be minimal in comparison to that of 1996 and 1997.

PROJECTED OPERATING LOSSES IN 1998

     While the Company has been seeking new major promotional customers to replace the Company's agreements with Pepsi, it is very unlikely that sales to new customers, or increased sales to existing customers, in 1998 will materially reduce the revenue shortfall caused by the termination of the Pepsi agreements. The Company therefore expects to report operating losses for 1998. These operating losses will likely exert increasing pressure on the Company's cash position. In the event of sustained operating losses, the Company will incur difficulty in renewing existing credit facilities, or obtaining additional financing. The Company may seek additional equity financing during the next twelve months. However, there can be no assurance that such financing will be available on acceptable terms, and any additional equity financing could result in additional dilution to existing investors.

LIMITED CUSTOMER COMMITMENTS

     As is generally the case with its other promotional product customers, the Company's agreements with Philip Morris and McDonald's do not require them to make a certain level of purchases. Instead, purchase commitments are represented by purchase orders placed by the customers from time to time during the course of a promotion. The actual level of purchases by Philip Morris and McDonald's (and other promotional products customers) depends on a number of factors, including the duration of the promotion and consumer redemption rates. Purchase orders are generally subject to cancellation with limited penalty. Consequently, the Company's level of net sales is difficult to predict accurately and can fluctuate greatly from quarter to quarter.

COMPETITION

     Philip Morris and certain other customers seek competitive bids for their promotional programs. The Company's profit margin depends, to a great extent, on its competitive position when bidding and its ability to continually lower its product costs after being awarded bids. Competition is not expected to abate and thus will continue to exert pressure on the Company's profit margin in the future.

INTEGRATION OF NEW SUBSIDIARIES

     The successful integration of the operations of the Company's new subsidiaries, Simon, which was acquired on June 9, 1997, and Tonkin, Inc. ("Tonkin"), which was acquired on April 7, 1997, with those of the Company will require, among other things, the coordination of the respective product and promotional offerings of the Company, Simon and Tonkin related sales, marketing, development and administrative activities. There can be no assurance that the Company will not encounter unexpected difficulties in such integration or that the expected benefits of the business combination will be realized. Any unexpected delays or costs incurred in such integration could have a materially adverse effect upon the Company.

EFFECT OF INDUSTRY CONDITIONS FACING THE COMPANY'S CUSTOMERS

     The Company's business is heavily dependent on the promotional budgets of its customers, which in turn are influenced by industry conditions and other factors. Accordingly, industry conditions faced by Philip Morris in particular and conditions in the tobacco industry in general are expected to impact the Company's business. There can be no assurance that these conditions will not lead to a reduction in advertising and promotional spending by Philip Morris, or that Philip Morris will not change its advertising and promotional strategy in a manner that reduces the use of promotional programs such as the Marlboro Adventure Team, Country Store and Unlimited promotions. A significant reduction in spending by Philip Morris on promotional product programs would have a material adverse effect on the Company's business and results of operations.

     The United States Food and Drug Administration (the "FDA") has issued final regulations with respect to promotional programs relating to tobacco products. Such regulations, among other things, ban (i) gifts based on proof of purchase of tobacco products or redeemable coupons, (ii) the use of tobacco brand names or any other indices of tobacco brand identification on non-tobacco products (e.g. T-shirts, hats, other clothing, gym bags and trinkets) and (iii) brand-name sponsorship of sporting events, concerts and other events. These regulations became effective on August 28, 1997, except for the ban on brand-name sponsorship, which is to become effective on August 28, 1998. In April of 1997, a federal district court in North Carolina ruled that the FDA did not have the authority to restrict the use of tobacco brand identification on promotional items and struck down this section of the regulations. The decision was appealed to the Fourth Circuit Court of Appeals which in August of 1998 held that the FDA does not have the authority to regulate tobacco products. The Fourth Circuit's decision has been appealed. If the Fourth Circuit's decision is reversed, the FDA regulations could have a material adverse effect on the Company's sales to Philip Morris, which in turn will have a material adverse effect on the Company's business and results of operations.

     Recently, certain tobacco companies, including Philip Morris, have been negotiating with the state attorneys general and public health advocates to settle pending and future litigation against these companies. The settlement which is currently proposed would include a ban on promotional programs relating to tobacco products. Even if the FDA regulations are not upheld, if such a settlement is reached, it could have a material and adverse effect on the Company's sales to Philip Morris, which in turn could have a material adverse effect on the Company's business and results of operations.

PROMOTIONAL PRODUCT DEMAND

     The Company's business is driven by spending by companies to promote their corporate identities and brand name products. If the demand for brand name products diminishes or if the companies decrease their use of promotional product programs to promote their corporate identities and brands, the Company's business could be materially and adversely affected. In addition, the Company's relationship with certain of its promotional products customers has been limited to the sourcing of products being offered or sold by the customer in connection with a single promotional program. There can be no assurance that such customers will continue to use the Company to source products for future promotional programs.

DEPENDENCE ON FOREIGN MANUFACTURING

     The majority of the Company's net sales in recent years were attributable to products manufactured by subcontractors located in Asia. The Company has no long-term contracts with these manufacturing sources and often competes with other companies for production facilities and import quota capacity. In addition, certain Asian manufacturers require that a letter of credit be posted at the time a purchase order is placed. There can be no assurance that the Company will continue to have the necessary credit facilities for the purpose of posting such letters of credit. The Company's business is subject to the risks normally associated with conducting business abroad, such as foreign government regulations, political unrest, disruptions or delays in shipments, fluctuations in foreign currency exchange rates and changes in economic conditions in countries in which the Company's manufacturing sources are located. If any such factors were to render the conduct of business in a particular country undesirable or impractical, or if the Company's current foreign manufacturing sources were to cease doing business with the Company for any reason, the Company's business and operating results could be adversely affected.

IMPORTS AND IMPORT RESTRICTIONS

     The importation of products manufactured in Asia is subject to the constraints imposed by bilateral agreements between the United States and substantially all of the countries from which the Company imports goods. These agreements impose quotas that limit the quantity of certain types of goods, including textile products imported by the Company, which can be imported into the United States from those countries. Such agreements also allow the United States to impose, under certain conditions, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits.

     The Company's continued ability to source products that it imports may be adversely affected by additional bilateral and multilateral agreements, unilateral trade restrictions, significant decreases in import quotas, the disruption of trade from exporting countries as a result of political instability or the imposition of additional duties, taxes and other charges or restrictions on imports.

     Products imported by the Company from China currently receive the same preferential tariff treatment accorded goods from countries granted "most favored nation" status. However, the renewal of China's most favored nation treatment has been a contentious political issue for several years and there can be no assurance that such status will be continued. If China were to lose its most favored nation status, goods imported from China will be subject to significantly higher duty rates which would increase the cost of goods from China. Any such increase could have a material adverse effect on the Company's business.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on several key personnel, including Gregory P. Shlopak, Chairman of the Board and Chief Executive Officer, Patrick D. Brady, President and Chief Operating Officer and Allan Brown, Chief Executive Officer of Simon. The loss of the services of any one of them could have a material adverse effect on the Company. Neither Mr. Shlopak nor Mr. Brady is subject to an employment contract with the Company. The Company's continued success is also dependent upon its ability to retain and attract skilled design, marketing and management personnel.

ACQUISITIONS AND STRATEGIC ALLIANCES

     The Company expects to make acquisitions of other businesses which are complementary to the Company's business or to enter into strategic alliances with such businesses. There can be no assurance that such strategic alliances, or any future acquisition or strategic alliance, will be completed or, if completed, will result in long-term benefits to the Company. Further, if the Company is not successful in its acquisition or strategic alliance endeavors, the Company's operating results in the future may be adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

                              SELLING SHAREHOLDER

     Set forth below, with respect to the Selling Shareholder, is the number of shares of Common Stock owned on September 28, 1998, the number of Shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering (assuming the sale of all Shares offered hereunder).

                                              TOTAL NO. OF SHARES                                NO. OF
                                                   OWNED ON          NO. OF SHARES TO BE   SHARES OWNED AFTER
                    NAME                      SEPTEMBER 28, 1998       OFFERED OR SOLD         COMPLETION
                    ----                      -------------------    -------------------   ------------------
Interpublic Group of Companies, Inc.(1).....        200,000                200,000                 0

---------------

(1) On June 30, 1998, in connection with the settlement of a lawsuit between Simon and Promotional Concept Group, Inc. ("PCG"), the Company issued a warrant to the Selling Shareholder to purchase up to 200,000 shares of Common Stock at an exercise price of $11.00 per share (the "Warrant). The shares offered pursuant to this Prospectus are the shares issuable upon the exercise of the Warrant. The Warrant expires on July 31, 2002 or as otherwise provided in the Warrant.

                              PLAN OF DISTRIBUTION

     The Selling Shareholder and its agents, donees, distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy,
(b) in negotiated transactions, or (c) through other means. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Shareholder or by agreement between the Selling Shareholder and its underwriters, dealers, brokers or agents. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

     In connection with distribution of the Shares, the Selling Shareholder may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who may sell such Shares pursuant to this Prospectus. The Selling Shareholder may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

     Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling

Shareholder and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Shareholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby is being passed upon for the Company by Choate, Hall & Stewart, Boston, Massachusetts. Cameron Read, a partner of Choate, Hall & Stewart, is the Assistant Secretary of the Company.

================================================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     2
The Company...............................................................     3
Risk Factors..............................................................     3
Use of Proceeds...........................................................     6
Selling Shareholder.......................................................     6
Plan of Distribution......................................................     6
Interests of Named Experts and Counsel....................................     7


================================================================================

================================================================================


                                 200,000 SHARES


                                  [CYRK LOGO]


                                  COMMON STOCK



                         ------------------------------

                                   PROSPECTUS

                         ------------------------------



                               SEPTEMBER   , 1998


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee.........  $   575.25
Legal Fees and Expenses.....................................  $10,000.00
Accountants' Fees and Expenses..............................  $ 1,000.00
                                                              ----------
     Total..................................................  $11,575.25
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services rendered directly or indirectly to the Registrant during his or her term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 16.  EXHIBITS

  *4.1   Articles IV, X and XI of the Restated Certificate of
         Incorporation of the Registrant.
 **4.2   Articles II, III, IV, V, VI, VII and XXIV of the Amended and
         Restated By-Laws of the Registrant.
   5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered.
  23.1   Consent of PricewaterhouseCoopers L.L.P.
  23.2   Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
  25.1   Power of Attorney (part of Signature Page).

---------------

 * Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

** Filed as an exhibit to the Registrant's Registration Statement on Form S-1
   (Registration No. 33-63118) or an amendment thereto and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gloucester, Commonwealth of Massachusetts, on September 29, 1998.


                                            CYRK, INC.


                                            By: /s/ GREGORY P. SHLOPAK
                                                --------------------------------
                                                GREGORY P. SHLOPAK,
                                                CHIEF EXECUTIVE OFFICER

     We, the undersigned officers and directors of Cyrk, Inc., hereby severally constitute and appoint Gregory P. Shlopak and Patrick D. Brady, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Cyrk, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 29, 1998, by the following persons in the capacities indicated.


                NAME                               CAPACITY
                ----                               --------

/s/ GREGORY P. SHLOPAK              Chief Executive Officer (Principal Executive
----------------------------------  Officer) and Director
GREGORY P. SHLOPAK

/s/ PATRICK D. BRADY                President and Chief Operating Officer
---------------------------------- (Principal Executive Officer) and Director PATRICK D. BRADY

/s/ DOMINIC F. MAMMOLA              Executive Vice President and Chief Financial
----------------------------------  Officer (Principal Financial and Accounting
DOMINIC F. MAMMOLA                  Officer)

/s/ JOSEPH W. BARTLETT              Director
----------------------------------
JOSEPH W. BARTLETT

/s/ JOSEPH ANTHONY KOUBA            Director
----------------------------------
JOSEPH ANTHONY KOUBA

/s/ LOUIS MARX, JR.                 Director
----------------------------------
LOUIS MARX, JR.

                               INDEX TO EXHIBITS

EXHIBIT NUMBER
--------------

      *4.1 Articles IV, X and XI of the Restated Certificate of Incorporation of the Registrant.

     **4.2 Articles II, III, IV, V, VI, VII and XXIV of the Amended and Restated By-Laws of the Registrant.

       5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered.

      23.1       Consent of PricewaterhouseCoopers L.L.P.

      23.2       Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

      25.1       Power of Attorney (part of Signature Page).

---------------

 * Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

** Filed as an exhibit to the Registrant's Registration Statement on Form S-1
   (Registration No. 33-63118) or an amendment thereto and incorporated herein by reference.